United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 6, 2009 (September 30, 2009)

ePlus inc.

(Exact name of registrant as specified in its charter)
Delaware	1-34167	54-1817218
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

13595 Dulles Technology Drive Herndon, VA 20171-3413

(Address, including zip code, of principal executive offices)

Registrant’s telephone number, including area code: (703) 984-8400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On September 30, 2009, ePlus inc. (“the Company”) entered into employment agreements with its Executive Vice President Bruce M. Bowen, its Chief Financial Officer Elaine D. Marion, and its Senior Vice President of Business Operations Steven J. Mencarini (each, an “Agreement,” and collectively, “the Agreements”).  The material terms of the Agreements are summarized below.

Each Agreement is effective as of September 30, 2009 and continues through and including September 30, 2010 (the “Employment Term”).  If the Employment Term ends without the parties’ entering into a new employment agreement or extending the Employment Term, the Executive shall continue as an at-will employee.  The Agreements specify annual base salaries of $330,000, $325,000, and $275,000 for Mr. Bowen, Ms. Marion, and Mr. Mencarini, respectively. In addition, each Executive will be eligible for an annual bonus under the terms and conditions of the Executive Incentive Plan, and certain other benefits and reimbursement of business expenses.

If an Executive’s employment is terminated due to death or Incapacity (as defined in his or her Agreement), the Company will pay any bonus determined by the Compensation Committee in accordance with its Executive Incentive Plan, and, in the case of Incapacity, an additional amount equal to one year of his or her base salary.

Each Agreement provides that the Company may terminate the Executive’s employment at any time with or without Good Cause (as defined in the Agreements).  If the Company terminates the Executive’s employment without Good Cause or the Executive terminates his or her employment for Good Reason (as defined in the Agreements), then the Executive shall be entitled to (a) payment in an amount equal to one year of his or her base salary, and (b) continued medical and dental insurance for himself or herself and his or her dependents through COBRA for a period not longer than one year after termination, paid by the Company.  If the Company and the Executive have not entered into a new employment agreement or extended the Employment Term, and within ten (10) days following the end of the Employment Term, either the Company or the Executive gives notice of an at-will termination, then the Executive shall be entitled to (a) an amount equal to one year of  his or her base salary and (b) continued medical and dental insurance for himself or herself and his or her dependents through COBRA for a period not longer than one year after termination, paid by the Company.

Each Executive has also agreed to non-solicitation, non-compete and confidentiality provisions in his or her employment agreement.

The foregoing description of the Agreements is qualified in its entirety by reference to the Agreements, which are attached as Exhibits 10.1, 10.2 and 10.3 to this Current Report on Form 8-K and are incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits

(d) Exhibits:

Exhibit No.	Description

10.1	Employment Agreement effective as of September 30, 2009 by and between ePlus inc. and Bruce M. Bowen
10.2	Employment Agreement effective as of September 30, 2009 by and between ePlus inc. and Elaine D. Marion
10.3	Employment Agreement effective as of September 30, 2009 by and between ePlus inc. and Steven J. Mencarini

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ePlus inc.

By:/s/ Elaine D. Marion
Elaine D. Marion
Chief Financial Officer

Date:  October 6, 2009